                                 AMENDMENT NO. 1
                                       TO
                              AMENDED AND RESTATED
                     STANDARD TERMS AND CONDITIONS OF TRUST
                          DATED AS OF JANUAURY 1, 2004
                                       AND
                           EFFECTIVE JANUARY 27, 2004

                                       FOR

                                STANDARD & POOR'S
                       DEPOSITARY RECEIPTS ("SPDR") TRUST
                                    SERIES 1
                                       AND
                           ANY SUBSEQUENT AND SIMILAR
                                  SERIES OF THE
                                   SPDR TRUST

                                     BETWEEN

                                PDR SERVICES LLC
                                   AS SPONSOR

                                       AND

                       STATE STREET BANK AND TRUST COMPANY
                                   AS TRUSTEE

                        DATED AS OF NOVEMBER 1, 2004 AND

                        EFFECTIVE AS OF NOVEMBER 8, 2004

THIS AMENDMENT (THE "AMENDMENT AGREEMENT") DATED AS OF NOVEMBER 1, 2004 BETWEEN
PDR SERVICES LLC, AS SPONSOR (THE "SPONSOR"), AND STATE STREET BANK AND TRUST
COMPANY, AS TRUSTEE (THE "TRUSTEE"), AMENDS THE DOCUMENT ENTITLED "AMENDED AND
RESTATED STANDARD TERMS AND CONDITIONS OF TRUST DATED AS OF JANUARY 1, 2004 AND
EFFECTIVE JANUARY 27, 2004 FOR STANDARD & POOR'S DEPOSITARY RECEIPTS ("SPDR")
TRUST SERIES 1 AND ANY SUBSEQUENT AND SIMILAR SERIES OF THE SPDR TRUST BETWEEN
PDR SERVICES LLC AS SPONSOR AND STATE STREET BANK AND TRUST COMPANY AS TRUSTEE"
(HEREINAFTER REFERRED TO AS THE "STANDARD TERMS").

                  WITNESSETH THAT:

                  WHEREAS, the parties hereto have entered into the Standard
Terms to facilitate the creation of the Standard & Poor's Depositary Receipts
("SPDR") Trust (the "Trust"); and

                  WHEREAS, the parties hereto desire to amend the Standard Terms as more fully set forth below;

                  NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the Sponsor and the Trustee agree as follows:

1. The twelfth (12th) paragraph of Section 3.04 of the Standard Terms which states:

                  "The Trustee further reserves the right to declare special dividends if, in its reasonable discretion, such action is necessary or advisable to preserve the status of the Trust as a regulated investment company or to avoid imposition of income or excise taxes on undistributed income."

shall be amended by adding the phrase "or would be otherwise advantageous to the
Beneficial Owners" to the end of the paragraph, so that the entirety of the paragraph shall now read as follows:

                  "The Trustee further reserves the right to declare special dividends if, in its reasonable discretion, such action is necessary or advisable to preserve the status of the Trust as a regulated investment company or to avoid imposition of income or excise taxes on undistributed income or would be otherwise advantageous to the
         Beneficial Owners."

2. Pursuant to Section 10.01 of the Standard Terms, both parties to this
Amendment Agreement hereby agree that paragraph (1) of this Amendment Agreement is made in made in regard to matters as will not adversely affect the interests of Beneficial Owners in compliance with the provisions of Section 10.01(a)
thereof.

3. Pursuant to Section 10.01 of the Standard Terms, the Trustee agrees that it shall promptly furnish each DTC Participant with sufficient copies of a written notice of the substance of the terms of this Amendment Agreement for transmittal by each such DTC Participant to the Beneficial Owners of the Trust.

4. Except as amended hereby, the Standard Terms now in effect is in all respects ratified and confirmed hereby and this Amendment Agreement and all of its provisions shall be deemed to be a part of the Standard Terms.

5. This Amendment Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed as of the date hereof.

                                         PDR SERVICES LLC, as Sponsor

                                         By: ___________________________
                                             Name:
                                             Title: President

ATTEST: _________________
TITLE:

                                         STATE STREET BANK AND TRUST COMPANY,
                                         as Trustee

                                         By: ___________________________
                                             Name:
                                             Title: Senior Vice President

ATTEST: _________________
TITLE:

STATE OF NEW YORK   )
                    : ss.:
COUNTY OF NEW YORK  )

                  On the ___ day of November in the year 2004 before me
personally came to me known, who, being by me duly sworn, did depose and say that he is the President of PDR Services LLC, the limited liability company described in and which executed the above instrument; and that he signed his name thereto by like authority.

                                              --------------------------
                                                     Notary Public

COMMONWEALTH OF MASSACHUSETTS  )
                               : ss.:
COUNTY OF NORFOLK              )

                  On this ___ day of November in the year 2004 before me
personally appeared to me known, who, being by me duly sworn, did depose and say that he is Senior Vice President of State Street Bank and Trust Company, the
bank and trust company described in and which executed the above instrument; and
that he signed his name thereto by authority of the board of directors of said bank and trust company.

                                              --------------------------
                                                      Notary Public